Exhibit (c)(2)


                       VININGS INVESTMENT PROPERTIES TRUST
                       -----------------------------------

                     Presentation to the Board of Directors
                      valuation of shares for tender offer
                                December 15, 2000










                              RONALD WHITMAN WEISS

OPINION OF THE ADVISOR
----------------------

     As financial advisor to Vinings Investment Properties Trust ("Vinings"), Ronald Whitman Weiss (RWW) is rendering a fairness opinion relating to the valuation of the common stock of Vinings in connection with any tender offer or other transaction, as of the date of this opinion. RWW's opinion relates only to the value of the common shares and does not constitute a recommendation to any shareholder, as to how such shareholder should vote or act.

     As set forth in its opinion, RWW relied on the accuracy and completeness of the publicly available information and such information provided to it by Vinings, and has not assumed any responsibility for any independent verification of such information. RWW further relied on the assurance of management that they were unaware of any facts that would make such information incomplete or misleading. The opinion is necessarily based upon the economic, market and other considerations and conditions existing on the date of the opinion.

     In rendering its opinion RWW, among other things, has reviewed publicly available information regarding Vinings, including annual reports of form 10-K and quarterly reports on form 10-Q, reviewed historic price and trading volume information regarding the common stock of Vinings, reviewed certain internal financial information and forecasts prepared by Vinings and other financial and market data information.


THE OPINION
-----------

     RWW was retained by Vinings to provide our opinion regarding the fairness, from a financial point of view, of the value of its common stock, for a potential tender offer for the outstanding common stock of the company.

     Our analysis has been formed as of December 15, 2000. This booklet has been prepared to assist Vinings in its review of the engagement and is not to be construed as a report to any outside parties, nor as a recommendation upon which the Trustees, Board of Directors or any shareholders of Vinings should make any decisions regarding the subject of this transaction.

     Much of the data  required  for our  work  was  based  upon  documents  and
information  provided  by  Vinings.   Other  data  was  obtained  from  industry
publications or documents available to the general public.

     This report serves to further explain the procedure followed and to provide support for our fairness opinion.

     In connection with our opinion we reviewed and examined, among other things;

     1)   certain historical and proforma financial and operating information;

     2) discussed with management the historic and current operating results prospects;

     3)   management contracts and other agreements;

     4) certain publicly available information, of selected transactions that we deemed generally comparable;

     5) recent market price and dividend information as related to the proposed transaction;

     6) certain information provided to us by management regarding the proposed transaction;

     7)   the financial statements of Vinings;

     8)   the publicly filed reports and statements of Vinings;

     9)   certain internal financial analyses and forecasts of Vinings;

     10) any appraisals or estimated values of individual or groups of properties;

     11)  and   conducted   such  other   financial   studies,   analyses,   and
          investigations as we deemed  appropriate.

     We considered the financial performance of a group of selected publicly traded companies and reviewed selected recent transactions involving purchase, repurchase or tender offerings, which we deemed reasonably comparable. The companies and transactions analyzed were deemed to be reasonably comparable in certain relevant respects for the purpose of this analysis. However, an analysis of these judgments concerning differences in the financial and operating characteristics of the comparable companies and transactions, must be, and were considered.

     In reaching its conclusions, RWW broadly considered all of the discussed analyses and did not assign specific weights to any particular analysis. RWW did not consider any single analysis as a threshold measurement for rendering its opinion. In addition, RWW considered other factors, as discussed above, including historical market and trading volume of the common stock, past and current business prospects and management's prepared projections. Based upon the foregoing, RWW concluded that the valuation herein stipulated was a fair and reasonable value as indicated by the above analyses as considered in the aggregate.

     The analysis conducted by RWW in arriving at its opinion involved numerous macroeconomic, operating and financial assumptions and involved the application of complex methodologies and educated judgment. Such analysis involves complex considerations and judgments concerning differences in financial operating characteristics of comparable companies and transactions and other factors that could affect the valuations of the companies to which they are being compared. As indicated above, in preparing its opinion, RWW relied on the accuracy and completeness of all information supplied or otherwise made available to it by Vinings, and assumed without independent verification, that financial projections had been reasonably prepared and reflected the best currently available estimates and judgements. RWW also made numerous assumptions regarding industry performance, general business and economic conditions and other matters, many of which are beyond the control of Vinings.

     Any estimates incorporated in this analysis performed by RWW are not necessarily significantly more or less favorable than such estimates prepared by Vinings. Estimates of value do not purport to be appraisals and do not necessarily reflect the prices at which Vinings, or another entity including Vinings, may be sold in the future.

     RWW is an investment banker and investment advisor engaged on a regular basis to provide a range of investment banking, investment and financial advisory services, including, but not limited to, the valuation of businesses and their securities in connection with mergers and acquisitions, buy-sell agreements, tender offers and refinancing. It has been selected on the basis of its background, experience and reputation.

                       VININGS INVESTMENT PROPERTIES TRUST

                                TABLE OF CONTENTS


Section

1.   Analysis of publicy traded share prices and dividends

2.   Analysis of Book Value per share, Balance Sheet and Shareholders Equity

3.   Analysis of Earning per share and price/earnings ratio

4.   Analysis of cash flow and funds from operations

5. Analysis of net asset value based upon estimated market value of the properties owned

6.   Conclusion and estimate of fair tender offer price as of December 15, 2000

7.   Copy of Fairness Opinion Letter

1.   Analysis of publicy traded share prices and dividends

     During the most recent time period, year to date, Vinings Investment Properties Trust stock has been priced as high as $4.00 per share on February 18, 2000, to a low of $1.93 on August 18, 2000. Current market price of Vinings Properties Trust stock on December 1, 2000 is $2.06. Taking into consideration the fluctuation in value during this year and the small float of stock availability, we would estimate the fair value, under market pricing, would range between the current price of $2.06 and $2.35, per share.

VIPIS US                          DESCRIPTION
                       VININGS INVESTMENT PROPERTIES TRUST
REITS-Apartments                                        12) CN All News/Research
CUSIP  927428201                                        13) CWP Company Web Page

Vinings Investment Properties Trust and Subsidiaries is a self-administered real estate investment trust that primarily owns and manages multifamily properties. The Trust operates properties throughout the southeastern United States.



                         STOCK DATA


1)GPO      Price                   11/ 6 USD    2  3/16
           52WK High            3/1/2000 USD          5
           52WK Low            8/10/2000 USD     1  7/8
           YTD Chng           (-45.31%)  USD   -1 13/16
2)TRA      1 YR Total Return                     -45.31%
3)CH1      Shares out          11/7/2000         1.100M
           Market Cap                    USD    2.41  M
           Float                                   .14M

           Marginable

=========================================================

8)DVD             DIVIDENDS - Irregular
            Indicated Gross Yld                   2.29%
            Dividend Growth
            Ex-Date                 Type            Amt

==========================================================

                  EARNINGS
9)ERN       Trailing 12mo EPS            USD     -1.820
            Est EPS                                n.a.
            P/E
            EPS  Yr  change




N/C FROM MELLON PARTICIPATING MORTGAGE TRUST EFF 3/26/96 1 FOR 8 REV SPLIT 7/96 MOVED FROM NASDAQ/NATL MKT EFF 5/13/96. DELISTED NASDAQ/SM CAP EFF 4/29/98.


Copyright  2000 BLOOMBERG L.P.


                                     RATIOS
VIPIS US              VININGS INVESTMENT PROPERTIES TRUST
FY END   DEC 1999                       * = Trailing 12 month             ~ = Last Quarter Q2:2000
--------------------------------------------------------------------------------------------------
        ISSUE DATE                    PER SHARE DATA                    CASH FLOW ANALYSIS
--------------------------------------------------------------------------------------------------
  Price         $ 2 3/16          Basic EPS           -1.19          ~FFO/Tot Revenue    0.00%
  P/E             neg.            Trailing 12m  EPS   -1.82          ~FFO/Net income     0.00
  Div Yld           2.29%        ~Trailing 12m DPS     0.05          ~Dividends/FFO
~Price/Book        42.31          Revenue/share        8.48          ~Payout ratio       0.00
  Price/Revenue     0.20          FAD/share                           Deprec&amort/FFO
  Price/FFO                       EBITDA/share         4.58           Cap expense/FFO
~Market cap         2.41M        ~Shares out           1.1           ~Net income/Rev    -4.23%
  FFO yield                                                          ~EBITDA/Int exp     1.32
--------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
      GROWTH POTENTIAL                  PROFITABILITY                          FINANCIAL STABILITY
------------------------------------------------------------------------------------------------------------
  FFO growth                      FFO Return            0.00%         ~Tot liab/Sh eqty       103280.20%
  EBITDA growth      172.29%      EBITDA return       293.45%         ~Tot debt/Tot cap           86.42%
  FFO/dil shr gr                  Return on assets     -2.97%         ~Mtg debt/RE inv            87.56%
  Revenue growth     127.72%      OI/Revenue                           Cap exp/RE inv             15.45%
  Oper exp growth    118.70%      EBITDA/Revenue       53.96%          Mtg debt/T debt           100.00%
  Liab growth        265.47%      G&A xpns/Txpns        6.95%          Var rate/T debt             3.52%
  Asset Yr change    260.95%      Return on equity    -76.22%         ~FFO/T debt                  0.00%
  BVPS Yr change     -58.43%      OI/RE inv            13.70%          Int exp/T debts            10.58%
------------------------------------------------------------------------------------------------------------

Currency:  US DOLLAR
Copyright 2000 BLOOMBERG L.P.

                        AVG PRICE LINE GRAPH for VIPIS                    US
                        ------------------------------


Range: 1/7/00 - 11/10/00         Period:  Weekly             Market Type:  Trade

                          ---------------------------------
                                Comp/Close/Trade/USD
                          ---------------------------------
                           Last        2.1880 on 11/10/00
                           High        4.0000 on 02/18/00
                           Ave         3.0559
                           Low         1.9380 on 08/18/00
                          ---------------------------------


Reflects the weekly average price for VIPIS for the period 1/7/00 through 11/10/00. Graph obtained from Bloomberg Professional on-line services. The graph was not accompanied by a tabular representation of the data.


Copyright  2000 BLOOMBERG L.P.

                        AVG PRICE LINE GRAPH for VIPIS                    US
                        ------------------------------


Range:  6/7/96 - 11/10/00        Period:  Weekly             Market Type:  Trade

                         ----------------------------------
                               Comp/Close/Trade/USD
                         ----------------------------------
                          Last        2.1880 on 11/10/00
                          High        5.7000 on 06/14/96
                          Ave         4.1001
                          Low         1.9380 on 08/18/00
                         ----------------------------------


Reflects the weekly average price for VIPIS for the period 6/7/96 through 11/10/00. Graph obtained from Bloomberg Professional on-line services. The graph was not accompanied by a tabular representation of the data.


Copyright  2000 BLOOMBERG L.P.

                             TRADE LINE GRAPH for VIPIS                US EQUITY
                             -------------------------


Range: 1/1/00 - 11/6/00            Period:  Daily             Base Currency: USD

                          -------------------------------------
                                Comp/Close/Trade/USD
                          -------------------------------------
                           Last                      2.1875
                           High     03/01/00         4.9700
                           Ave                       3.0599
                           Low      08/10/00         1.8750
                          -------------------------------------


Reflects the daily trading price for VIPIS for the period 1/1/00 through 11/6/00. Graph obtained from Bloomberg Professional on-line services. The graph was not accompanied by a tabular representation of the data.

Copyright  2000 BLOOMBERG L.P.

                            TRADE LINE GRAPH for VIPIS                 US Equity
                            --------------------------


Range: 5/30/00 - 11/6/00            Period:  Daily            Base Currency: USD

                          -----------------------------------
                                Comp/Close/Trade/USD
                          -----------------------------------
                           Last                       2.1875
                           High      06/19/00         3.1875
                           Ave                        2.4458
                           Low       08/10/00         1.8750
                          -----------------------------------

Reflects the daily trading price for VIPIS for the period 5/30/00 through 11/6/00. Graph obtained from Bloomberg Professional on-line services. The graph was not accompanied by a tabular representation of the data.


Copyright  2000 BLOOMBERG L.P.

                             DIVIDEND/SPLIT SUMMARY
VIPIS   US               VININGS INVESTMENT PROPERTIES TRUST            CURRENCY

--------------------------------------              ----------------------------
12 Month Yield                   n.a.               Graph Selections
                                                    ----------------------------
Indicated Yield                 2.29%                1-Yield
--------------------------------------               G-Gross Yield
                                                     Y-Adjust for Splits
                                                    ----------------------------


RANGE: 1993 TO 1999            Type: All                  Frequency: Irregular
--------------------------------------------------------------------------------------------
      Declared     Ex-Date       Record      Payable              Amount          Type
--------------------------------------------------------------------------------------------
1)    11/17/99     11/23/99     11/26/99     12/08/99     USD      0.05       Regular Cash
2)    08/06/99     08/12/99     08/16/99     09/01/99     USD      0.05       Regular Cash
3)    06/27/96     07/01/96     06/28/96     06/28/96              1 for 8    Stock Split
4)    01/31/96     03/11/96     02/27/96     03/08/96     USD      1.28       Final
5)    01/16/96     02/05/96     01/26/96     02/02/96     USD      15.6       Special Cash
6)    11/30/95     12/11/95     11/30/95     12/08/95              1 for 5    Stock Split
7)    08/01/93     09/15/93     09/15/93     09/15/93              1 per 1    Rights Issue
8)    08/19/93     09/09/93     09/15/93     10/15/93     USD      10         Misc
---------------------------------------------------------------------------------------------

Copyright  2000 BLOOMBERG L.P.

                             DIVIDEND/SPLIT SUMMARY
VIPIS   US               VININGS INVESTMENT PROPERTIES TRUST            CURRENCY

--------------------------------------              ----------------------------
12 Month Yield                   n.a.               Graph Selections
                                                    ----------------------------
Indicated Yield                 2.29%                2-Dividends
--------------------------------------               G-Gross Yield
                                                     Y-Adjust for Splits
                                                    ----------------------------

RANGE: 1993 TO 1999            Type: All                  Frequency: Irregular
--------------------------------------------------------------------------------------------
      Declared     Ex-Date       Record      Payable              Amount          Type
--------------------------------------------------------------------------------------------
1)    11/17/99     11/23/99     11/26/99     12/08/99     USD      0.05       Regular Cash
2)    08/06/99     08/12/99     08/16/99     09/01/99     USD      0.05       Regular Cash
3)    06/27/96     07/01/96     06/28/96     06/28/96              1 for 8    Stock Split
4)    01/31/96     03/11/96     02/27/96     03/08/96     USD      1.28       Final
5)    01/16/96     02/05/96     01/26/96     02/02/96     USD      15.6       Special Cash
6)    11/30/95     12/11/95     11/30/95     12/08/95              1 for 5    Stock Split
7)    08/01/93     09/15/93     09/15/93     09/15/93              1 per 1    Rights Issue
8)    08/19/93     09/09/93     09/15/93     10/15/93     USD      10         Misc
---------------------------------------------------------------------------------------------

Copyright  2000 BLOOMBERG L.P.

2.   Analysis of Book Value per share, Balance Sheet and Shareholders Equity

Using shareholders equity calculated at the end of 1999 @ $1,007,617.00 divided by the total outstanding common shares/units of 1,343,035 would equal $0.75 per common share/unit adding back accumulated depreciation and amortization of $3,351,811.00, produces a value of $3.25 per share value.



                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                            As of December 31,
                                                                                 ----------------------------------------
                                                                                        1999                   1998
                                                                                 -----------------       ----------------
ASSETS

Real estate assets:
    Land                                                                              $ 8,247,900            $ 2,884,500
    Buildings and improvements                                                         55,545,257             15,399,690
    Furniture, fixtures & equipment                                                     3,968,848              1,025,222
Less:  accumulated depreciation                                                        (3,351,811)            (1,664,678)
                                                                                 -----------------       ----------------
         Net real estate assets                                                        64,410,194             17,644,734

Investment in unconsolidated Joint Venture                                              1,551,974                     -
Cash and cash equivalents                                                                 916,215                158,302
Restricted cash                                                                         1,816,102                458,877
Receivable from Joint Venture                                                              27,356                     -
Receivables and other assets                                                              236,900                694,998
Deferred financing costs, less accumulated amortization of $127,656 and
    $77,258 at December 31, 1999 and December 31, 1998, respectively                      117,908                139,064
Deferred leasing costs, less accumulated amortization of $59,240 and
    $32,861 at December 31, 1999 and December 31, 1998, respectively                       37,665                 52,203
                                                                                 -----------------       ----------------
Total assets                                                                          $69,114,314            $19,148,178
                                                                                 =================       ================

LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgage notes payable                                                                $55,074,923            $13,640,065
Line of credit                                                                          1,715,000              2,000,000
Accounts payable and accrued liabilities                                                1,899,937                546,249
Distributions payable to Preferred Unitholders                                            464,750                     -
                                                                                 -----------------       ----------------
         Total liabilities                                                             59,154,610             16,186,314
                                                                                 -----------------       ----------------

Minority interests of unitholders in Operating Partnership:
    Preferred partnership interests                                                     8,730,003                     -
    Common partnership interests                                                          222,084                534,892
                                                                                 -----------------       ----------------
         Total minority interests                                                       8,952,087                534,892
                                                                                 -----------------       ----------------
Shareholders' equity:
    Common shares of beneficial interest, without par or stated value,
        25,000,000 authorized,  1,100,493 and 1,100,505 shares issued and
        outstanding at December 31, 1999 and December 31, 1998, respectively                   -                      -
    Additional paid in capital                                                          3,295,998              3,406,103
    Accumulated deficit                                                                (2,288,381)              (979,131)
                                                                                 -----------------       ----------------
         Total shareholders' equity                                                     1,007,617              2,426,972
                                                                                 -----------------       ----------------
Total liabilities and shareholders' equity                                            $69,114,314            $19,148,178
                                                                                 =================       ================


The accompanying notes are an integral part of these consolidated financial statements.



                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              For the years ended December 31, 1997, 1998 and 1999

                                                            Additional                                  Total
                                                             paid in            Accumulated          shareholders'
                                                             capital              deficit               equity
                                                          -------------      ---------------      ----------------
BALANCE AT JANUARY 1, 1997                                  $2,634,955          $  (402,407)          $ 2,232,548

Net loss                                                             -             (661,717)             (661,717)

Retirement of shares                                               (84)                   -                   (84)

Adjustment for minority interest of unitholders
    and issuance of units in Operating Partnership             698,056                    -               698,056
                                                          -------------      ---------------      ----------------

BALANCE AT DECEMBER 31, 1997                                 3,332,927           (1,064,124)            2,268,803

Net income                                                           -               84,993                84,993

Retirement of shares                                               (43)                   -                   (43)

Adjustment for minority interest of
    unitholders in Operating Partnership                        (6,781)                   -                (6,781)

Issuance of shares to officers and directors                    80,000                    -                80,000
                                                          -------------      ---------------      ----------------

BALANCE AT DECEMBER 31, 1998                                 3,406,103             (979,131)            2,426,972

Net loss                                                             -           (1,309,250)           (1,309,250)

Retirement of shares                                               (63)                   -                   (63)

Distributions                                                 (110,042)                   -              (110,042)
                                                          -------------      ---------------      ----------------

BALANCE AT DECEMBER 31, 1999                                $3,295,998          $(2,288,381)          $ 1,007,617
                                                          =============      ===============      ================

The accompanying notes are an integral part of these consolidated financial statements.

BALANCE SHEET                         (Mil of USD)
VIPIS  US                 VININGS INVESTMENT PROPERTIES TRUST

---------------------------------------------   -------------------------------------------
                        12/1998      12/1999                          12/1998      12/1999
---------------------------------------------   -------------------------------------------
RE Inv hld resale           0.0          0.0    A/P & accruals            0.5          1.9
RE eqty interest            0.0          1.6    ST liabilities            0.0          0.5
RE properties              19.3         67.8    Mortgage debt            15.6         56.8
Accum depreciation          1.7          3.4    Note/other debt           0.0          0.0
Net real estate            17.6         66.0    Other LT liab             0.0          0.0
Mtg backed invsts           0.0          0.0    Total liabilities        16.2         59.2
Mtg/secured notes           0.0          0.0
Notes receivable            0.0          0.0    Min/part interest         0.5          9.0
Allowance                   0.0          0.0    Preferred equity          0.0          0.0
Tot mtgs/notes              0.0          0.0    Share cap & APIC         19.5          3.3
Total RE invest            17.6         66.0    Retained earnings       -17.1         -2.3
Cash & equivalents          0.3          0.9    Shareholder equity        2.4          1.0
Receivables                 0.7          0.3
Other assets                0.2          0.2    Tot liab & equity        19.1         69.1
Other investments             0            0    Variable rate debt        2.0          2.0
Restricted assets           0.3          1.8    Fixed rate debt          13.6         54.8
Total assets               19.1         69.1
# treasury shares           0.0          0.0    Shares out                1.1          1.1
Amt treasury stock          0.0          0.0    Par value                 0.0          0.0

Copyright  2000 BLOOMBERG L.P.

VIPIS  US          VININGS INVESTMENT PROPERTIES TRUST      Currency: USD

--------------------------------------------------------------------------
Millions                 6/00     3/00    12/99    9/99    6/99 5Q GeoGr
--------------------------------------------------------------------------
RE inv hld resale         0.0      0.0      0.0     0.0     0.0       NA
RE eqty interest          1.4      1.5      1.6     1.6     1.7       NA
RE properties            67.9     67.8     67.8    67.7    67.6     28.4
Accum depreciation        4.5      3.9      3.4     2.8     2.2     19.6
Net real estate          64.8     65.4     66.0    66.5    67.0     29.8
Mtg/secured notes         0.0      0.0      0.0     0.0     0.0       NA

Mtg backed invsts         0.0      0.0      0.0     0.0     0.0       NA
Notes receivable          0.0      0.0      0.0     0.0     0.0       NA
Allowance                 0.0      0.0      0.0     0.0     0.0       NA
Tot mtgs/notes            0.0      0.0      0.0     0.0     0.0       NA
Total RE invest          64.8     65.4     66.0    66.5    67.0     29.8
Cash & equivalents        0.8      0.6      0.9     0.2     0.4     26.3
Other investments         0.0      0.0      0.0     0.0     0.0       NA
Other assets              0.1      0.1      0.2     0.2     0.2     -7.0
Receivables               0.2      0.3      0.3     0.4     0.2    -21.5
Restricted assets         1.7      1.4      1.8     1.9     1.7     29.8
Total assets             67.7     67.8     69.1    69.2    69.5     28.7
-------------------------------------------------------------------------

Copyright  2000 BLOOMBERG L.P.

VIPIS  US          VININGS INVESTMENT PROPERTIES TRUST        Currency: USD

-----------------------------------------------------------------------------
Revenue/Assets            6/00      3/00   12/99     9/99     6/99 5Q GeoGr
-----------------------------------------------------------------------------
RE inv hld resale           NA        NA      NA       NA       NA       NA
RE eqty interest          2.08      1.93    1.90     1.90     1.35       NA
RE properties             0.04      0.04    0.04     0.05     0.03     -4.0
Accum depreciation        0.67      0.74    0.88     1.09     1.02      3.0
Net real estate           0.05      0.04    0.04     0.05     0.03     -5.0
Mtg/secured notes           NA        NA      NA       NA       NA       NA

Mtg backed invsts           NA        NA      NA       NA       NA       NA
Notes receivable            NA        NA      NA       NA       NA       NA
Allowance                   NA        NA      NA       NA       NA       NA
Tot mtgs/notes              NA        NA      NA       NA       NA       NA
Total RE invest           0.05      0.04    0.04     0.05     0.03     -5.0
Cash & equivalents        3.81      5.03    3.21    12.83     5.76     -2.4
Other investments           NA        NA      NA       NA       NA       NA
Other assets             22.76     21.09   18.86    17.32    11.47     32.6
Receivables              14.59     10.58   11.14     8.45    13.11     57.1
Restricted assets         1.72      1.99    1.62     1.62     1.33     -5.0
Total assets              0.04      0.04    0.04     0.04     0.03     -4.2
----------------------------------------------------------------------------

Copyright  2000 BLOOMBERG L.P.

VIPIS  US          VININGS INVESTMENT PROPERTIES TRUST     Currency: USD

-----------------------------------------------------------------------------
% of total                6/00     3/00    12/99      9/99     6/99 5Q GeoGr
-----------------------------------------------------------------------------
RE inv hld resale           NA       NA       NA        NA       NA      NA
RE eqty interest          2.12     2.19     2.25      2.34     2.43      NA
RE properties           100.26    99.99    98.04     97.85    97.22    -0.2
Accum depreciation        6.60     5.76     4.85      4.05     3.23    -7.0
Net real estate          95.78    96.42    95.44     96.13    96.42     0.9
Mtg/secured notes           NA       NA       NA        NA       NA      NA

Mtg backed invsts           NA       NA       NA        NA       NA      NA
Notes receivable            NA       NA       NA        NA       NA      NA
Allowance                   NA       NA       NA        NA       NA      NA
Tot mtgs/notes              NA       NA       NA        NA       NA      NA
Total RE invest          95.78    96.42    95.44     96.13    96.42     0.9
Cash & equivalents        1.16     0.84     1.33      0.35     0.57    -1.9
Other investments           NA       NA       NA        NA       NA      NA
Other assets              0.19     0.20     0.23      0.26     0.29   -27.7
Receivables               0.30     0.40     0.38      0.52     0.25   -39.0
Restricted assets         2.57     2.14     2.63      2.74     2.48     0.9
Total assets            100.00   100.00   100.00    100.00   100.00     0.0
----------------------------------------------------------------------------

Copyright  2000 BLOOMBERG L.P.

3.   Analysis of Earnings per share and price/earnings ratio

Net Income per share or a multiple times net income per share, is clearly not an appropriate, accurate or representative measure for valuing Vinings' shares.
Vinings has been reporting a net loss per share. Even if we add back depreciation and amortization this is not a reasonable or viable representation of true stock value. We are, therefore, not giving any weight to this measure of value. We will use a price/FFO multiple, instead of a price/earnings multiple.



                       VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                           For the years ended December 31,
                                                                                  --------------------------------------------------
                                                                                       1999               1998               1997
                                                                                  --------------     -------------      ------------
           REVENUES
                Rental revenues                                                     $ 8,815,240        $3,946,828        $2,392,072
                Other property revenues                                                 493,967           153,092            84,674
                Interest income                                                          30,937             1,519             2,078
                Other income                                                              1,000               564                 -
                                                                                  --------------     -------------      ------------
                                                                                      9,341,144         4,102,003         2,478,824
                                                                                  --------------     -------------      ------------
            EXPENSES

                Property operating and maintenance                                    3,613,379         1,652,207           992,926
                Depreciation and amortization                                         1,713,513           647,760           433,011
                Amortization of deferred financing costs                                 50,398            30,903            34,957
                Interest expense                                                      3,832,518         1,329,277           816,551
                General and administrative                                              688,429           598,873           336,375
                Unusual item, net                                                             -          (260,910)          532,185
                                                                                  --------------     -------------      ------------
                                                                                      9,898,237         3,998,110         3,146,005
                                                                                  --------------     -------------      ------------

                Income (loss) before equity in loss of unconsolidated
                    Joint Venture and minority interests                               (557,093)          103,893          (667,181)

                Equity in loss of unconsolidated Joint Venture                         (137,366)                -                 -
                                                                                  --------------     -------------      ------------
                Income (loss) before minority interests                                (694,459)          103,893          (667,181)

                Less minority interests in Operating Partnership:
                    Preferred partnership interests                                    (903,344)                -                 -
                    Common partnership interests                                        288,553           (18,900)            5,464
                                                                                  --------------     -------------      ------------
                Net income (loss)                                                   $(1,309,250)       $   84,993        $ (661,717)
                                                                                  ==============     =============      ============

           NET INCOME (LOSS) PER SHARE - BASIC                                          $ (1.19)           $ 0.08           $ (0.61)
                                                                                  ==============     =============      ============
           NET INCOME (LOSS) PER SHARE - DILUTED                                        $ (1.19)           $ 0.08           $ (0.61)
                                                                                  ==============     =============      ============

           WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                                1,100,501         1,090,701         1,080,513
                                                                                  ==============     =============      ============
           WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                              1,343,047         1,336,391         1,089,435
                                                                                  ==============     =============      ============

The accompanying notes are an integral part of these consolidated financial statements.

VIPIS  US          VININGS INVESTMENT PROPERTIES TRUST     Currency: USD

----------------------------------------------------------------------------
In Millions                 6/00     3/00   12/99    9/99    6/99 5Q GeoGr
----------------------------------------------------------------------------
Rental Income               2.81     2.72    2.78    2.87    2.17    22.98
Mtg/Note income             0.00     0.00    0.00    0.00    0.00       NM
RE eqty interest              NA       NA      NA      NA      NA       NM
Comm & fees earned          0.00     0.00    0.00    0.00    0.00       NM
Other income                0.18     0.16    0.16    0.20    0.11    28.12
Total revenue               2.99     2.88    2.94    3.07    2.28    23.23
Real est oper exp           1.10     1.10    1.16    1.20    0.85    22.65
Interest expense            1.29     1.29    1.24    1.29    0.97    30.64
Deprec & amort              0.58     0.58    0.61    0.56    0.43    28.26
Other expenses              0.18     0.19    0.25    0.18    0.12     4.34
(Inc)L uncon eqty inv       0.04     0.06    0.06    0.06    0.02       NM
(G)L sale of RE assets      0.00     0.00    0.00    0.00    0.00       NM
Min/part interest          -0.09     0.21    0.20    0.24    0.17       NM
Income bef XO items        -0.21    -0.35   -0.38   -0.22   -0.10       NM
XO loss (gain)              0.00     0.00    0.00    0.00    0.00       NM
Net income (loss)          -0.13    -0.56   -0.59   -0.46   -0.27       NM
Net Inc avail to com       -0.39    -0.56   -0.59   -0.46   -0.27       NM
FFO                           NA       NA      NA      NA      NA       NM
---------------------------------------------------------------------------


Copyright  2000 BLOOMBERG L.P.

VIPIS  US          VININGS INVESTMENT PROPERTIES TRUST           Currency: USD
--------------------------------------------------------------------------------
% of Total Revenue         6/00     3/00     12/99      9/99      6/99 5Q GeoGr
--------------------------------------------------------------------------------
Rental Income            100.00   100.00    100.00    100.00    100.00      0.00
Mtg/Note income              NA       NA        NA        NA        NA        NM
RE eqty interest             NA       NA        NA        NA        NA        NM
Comm & fees earned           NA       NA        NA        NA        NA        NM
Other income               6.39     5.93      5.83      6.98      5.16      4.18
Total revenue            106.39   105.93    105.79    106.98    105.16      0.20
Real est oper exp         39.35    40.59     41.89     41.97     39.03     -0.27
Interest expense          46.08    47.43     44.52     44.87     44.65      6.23
Deprec & amort            20.65    21.37     21.83     19.64     19.68      4.29
Other expenses             6.34     6.91      8.92      6.21      5.44    -15.16
(Inc)L uncon eqty inv      1.53     2.34      2.27      1.95      0.83        NM
(G)L sale of RE assets       NA       NA        NA        NA        NA        NM
Min/part interest         -3.06     7.87      7.37      8.30      7.88        NM
Income bef XO items       -7.56   -12.72    -13.70     -7.64     -4.47        NM
XO loss (gain)               NA       NA        NA        NA        NA        NM
Net income (loss)         -4.50   -20.56    -21.11    -15.95    -12.35        NM
Net Inc avail to com     -13.95   -20.56    -21.11    -15.95    -12.35        NM
FFO                       12.00    12.40     12.12     11.76     15.53    -18.69
--------------------------------------------------------------------------------

Copyright  2000 BLOOMBERG L.P.

4.   Analysis of cash flow and funds from operations

Adjusted funds from operations, calculated from the last year end, December 31, 1999, was $0.36 AFFO per share. Estimated AFFO per share as of December 31, 2000, would be approximately $0.37 per share. Representatives AFFO multiples for comparable apartment-multifamily housing REITs, range between a low of 7.5 times AFFO and 12.1 times AFFO.* This would establish a range of common stock value based upon AFFO multiples, of between $2.78 and $4.48 per share. Because of the small volume of Vinings shares in the market place and the thin trading volume, we estimate an approximate value as calculated by this method of $3.25 per share for Vinings stock.


* Sources:  Realty Stock Review and SNL Securities Monthly

                Vinings Investment Properties Trust
                  Adjusted Funds From Operations
                                                                                         Estimated
                                                    December 31,      December 31,      December 31,
                                                       1998              1999              2000
                                               ------------------------------------------------------

Income (loss) before minority
   interests & Joint Venture                         103,893          (557,093)         (896,889)

Add back depreciation & amortization                 647,760         1,713,513         2,256,855
                                               --------------------------------------------------

Funds From Operations                                751,653         1,156,420         1,359,965

Less recurring capital                               (74,507)         (241,819)         (185,900)
                                               --------------------------------------------------

Adjusted Funds From Operations                       677,146           914,601         1,174,065

Add Equity in Joint Venture AFFO                           -            48,243            70,380
                                               --------------------------------------------------

       Total AFFO                                    677,146           962,843         1,244,445
                                               ==================================================

Weighted Average Common Shares                     1,090,701         1,100,501         1,100,490
Weighted Average Preferred Shares
    (assumes converted)                                    -         1,354,015         1,988,235
Weighted Average Common Units                        242,546           242,546           242,546
In the money Options                                   3,144                 -                 -
                                               --------------------------------------------------
        Total                                      1,336,391         2,697,062         3,331,271
                                               ==================================================

AFFO per Share                                          0.51              0.36              0.37
                                               ==================================================



                      VININGS INVESTMENT PROPERTIES TRUST
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  For the twelve months ended December 31,
                                                                                -------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                1999          1998             1997
                                                                                -------------  ------------   -------------

Net income (loss)                                                                $(1,309,250)     $ 84,993       $(661,717)
                                                                                -------------  ------------   -------------
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:

        Depreciation and amortization                                              1,713,513       647,760         433,011
        Amortization of deferred financing costs                                      50,398        30,903          34,957
        Equity in loss of unconsolidated Joint Venture                               137,366             -               -
        Minority interests in Operating Partnership:
           Preferred partnership interests                                           903,344             -               -
           Common partnership interests                                             (288,553)       18,900          (5,464)
        Distributions to common unitholders                                          (24,255)            -               -
        Distributions to preferred unitholders                                      (158,591)            -               -
        Noncash compensation expense                                                       -        80,000               -
        Changes in assets and liabilities, net of the effect
           of real estate assets acquired
               Restricted cash                                                      (331,754)      (26,185)         26,738
               Receivable from Joint Venture                                         (27,356)            -               -
               Receivables and other assets                                          (68,493)      (19,511)         22,600
               Capitalized leasing costs                                             (11,842)      (39,621)        (36,931)
               Accounts payable and accrued liabilities                              554,563      (162,627)        290,335
                                                                                -------------  ------------   -------------
        Total adjustments                                                          2,448,340       529,619         765,246
                                                                                -------------  ------------   -------------
Net cash provided by operating activities                                          1,139,090       614,612         103,529
                                                                                -------------  ------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of real estate assets                                                    (6,066,073)            -               -
Capital expenditures                                                                (393,772)     (146,420)       (139,329)
Refundable deposits and acquisition costs                                                  -      (612,085)              -
Investment in unconsolidated Joint Venture                                        (1,705,100)            -               -
Distributions from Joint Venture                                                      15,760             -               -
                                                                                -------------  ------------   -------------
Net cash used in investing activities                                             (8,149,185)     (758,505)       (139,329)
                                                                                -------------  ------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Deferred financing costs                                                             (29,242)            -               -
Net proceeds (repayments) on line of credit                                         (285,000)      281,896         150,000
Principal repayments on mortgage notes payable                                      (257,645)     (144,501)        (52,008)
Purchase of retired shares                                                               (63)          (43)            (84)
Proceeds from issuance of preferred partnership interests                          8,450,000             -               -
Distributions to shareholders                                                       (110,042)            -               -
                                                                                -------------  ------------   -------------
Net cash provided by financing activities                                          7,768,008       137,352          97,908
                                                                                -------------  ------------   -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                 757,913        (6,541)         62,108

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                     158,302       164,843         102,735
                                                                                -------------  ------------   -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $   916,215      $158,302       $ 164,843
                                                                                =============  ============   =============

The accompanying notes are an integral part of these consolidated financial statements.

CASH FLOW SUMMARY                   (Mil of USD)
VIPIS  US                VININGS INVESTMENT PROPERTIES TRUST

-----------------------------------------------------------------------
                              12/1996    12/1997    12/1998    12/1999
-----------------------------------------------------------------------
Net income (loss)                -0.8       -0.7        0.1       -1.3
Deprec & amort                    0.2        0.4        0.6        1.7
Prov doubtful A/C's               0.0        0.0        0.0        0.0
Other non cash                    0.0        0.0        0.1        0.6
Chges in oper A/L                -0.2        0.4       -0.2        0.1
Cashflow-operating act           -0.7        0.2        0.6        1.1
Sales of property                 0.0        0.0        0.0        0.0
Real Estate Adds/Improv         -8.74      -0.14      -0.15      -6.46
Dec(inc) invsts                   0.0        0.0        0.0        0.0
Dec(inc) notes rec                0.0        0.0        0.0        0.0
Dec(inc) mtg invsts               0.7        0.0        0.0        0.0
Dec(inc) other                    0.0        0.0       -0.6        0.0
Cashflow-investing act           -8.1       -0.1       -0.8       -8.1
Common dividends                -18.2        0.0        0.0        0.0
Pref Dvds/Other Dist              0.0        0.0        0.0       -0.1
Inc(dec)debt                      8.9        0.1        0.1       -0.5
Inc(dec) captial                  0.0        0.0        0.0        8.4
Other financing acts             -0.2        0.0        0.0        0.0
Cashflow-financing act           -9.5        0.1        0.1        7.8
Net changes in cash             -18.3        0.1        0.0        0.8
-----------------------------------------------------------------------

Copyright  2000 BLOOMBERG L.P.

VIPIS  US          VININGS INVESTMENT PROPERTIES TRUST         Currency: USD

-----------------------------------------------------------------------------
In Millions               12/99    12/98    12/97    12/96   12/95  5Y GeoGR
-----------------------------------------------------------------------------

Net income (loss)         -1.31     0.09    -0.66    -0.81    0.58        NM
Deprec & amort             1.71     0.65     0.43     0.24    0.41     31.25
Prov doubtful A/C's        0.00     0.00     0.00     0.00    2.54        NM
Other non cash             0.62     0.13     0.03     0.05   -1.76        NM
Chges in oper A/L          0.12    -0.24     0.35    -0.19    0.05        NM
Cashflow-operating         1.14     0.63     0.15    -0.70    1.82    -29.89
FFO                          NA       NA    -0.23    -0.54    1.87        NM
FAD/share                    NA       NA       NA       NA      NA        NM
EBITDA                     5.04     1.85     1.15    -0.11    1.83     19.39
-----------------------------------------------------------------------------

Copyright  2000 BLOOMBERG L.P.

VIPIS    US       VININGS INVESTMENT PROPERTIES TRUST          Source: Bloomberg


Data:  Cash Flow Summary   Ending 1999 (Dec)
Display:  Ascending        Period:  Yearly       Currency:   USD  US DOLLAR

----------------------------------------------------------------------------
Cash Flow Summary                  1995      1996     1997     1998    1999
----------------------------------------------------------------------------
Net income (loss)                  0.58     -0.81    -0.66     0.09   -1.31
Cashflow-operating act             1.82     -0.70     0.15     0.63    1.14
1) Cashflow-investing act         27.32     -8.07    -0.14    -0.76   -8.15
2) Cashflow-financing act        -13.23     -9.53     0.10     0.14    7.77
Net changes in cash               15.91    -18.30     0.11     0.00    0.76

Cash paid (rec) for taxes
Cash interest paid (rec)

Note:  Per share values in USD, all other amounts in millions of USD

Copyright  2000 BLOOMBERG L.P.

5. Analysis of net asset value based upon estimated market value of properties owned

Real estate net asset value per share, based upon a capitalized cash flow analysis, equals an approximate value of $3.25 per share. Because we do not have a current appraised value for each individual property, a determination of value by capitalizing cash flow, is the best method for reaching the estimated asset value per share.


                       Vinings Investment Properties Trust
                               Valuation Analysis

                                                           Actuals
                                                          May 1999-
                                                         April 2000
                                                      --------------
GROSS POSSIBLE                                           12,022,115
VACANCY                                                     606,286
CONCESSION                                                  135,053
MODEL/OFFICE                                                  6,690
WRITE OFFS                                                  161,320
                                                      --------------

        NET RENTAL INCOME                                11,112,766
OTHER INCOME                                                623,203
                                                      --------------

        TOTAL INCOME                                     11,735,969

EXPENSES:
SALARIES                                                  1,036,656
LEASING/ADVERTISING                                          88,025
ADMINISTRATIVE                                              299,771
CORPORATE UNIT                                               86,918
UTILITIES                                                   788,772
MAINTENANCE                                                 803,823
MANAGEMENT FEES                                             465,739
R. E. TAX & PERS. PROP. TAXES                               877,485
INSURANCE                                                   107,353
                                                      --------------
        TOTAL OPERATING EXPENSE                           4,554,541
                                                      --------------
        NET OPERATING INCOME                              7,181,428

        REPLACEMENT RESERVE                250              377,500
                                                      --------------
        NOI AFTER CAPITAL                                 6,803,928
                                                      --------------

             Portfolio Value             9.50%           71,620,292

             Less PBC Value included above               (3,984,664)
               Plus estimated PBC Value                   3,000,000
                                                      --------------
                                                         70,635,628
             Cost of Sale                   1%              706,356
             Mortgage Debt                               56,693,022
                                                      --------------


             REMAINING EQUITY                            13,236,250
              Joint Venture Equity                               -
                                                      --------------

               Subtotal                                  13,236,250

               Less Preferred Payoff                      8,867,529
                                                      --------------

                Total Remaining Equity                    4,368,721
                                                      ==============
             Outstanding Common Shares/Units              1,343,035
             (excludes options)                       ==============

              Value per Share                                  3.25
                                                      ==============

VININGS INVESTMENT PROPERTIES TRUST
Portfolio Summary Schedule
November 16, 2000

===============================================================================================================================
                                Year
                            Construction                                                   Interest     Principal
Property                      Completed       City        State       Units   Maturity       Rate        9/30/00
===============================================================================================================================

TRUST PROPERTIES
Cottonwood Apartments            1996        Greenville     MS.         120    10/1/36      8.875%       4,671,026
Delta Bluff Apartments           1996          Walls        MS.         152     8/1/36       9.25%       6,187,924
Foxgate Apartments               1997       Hattiesburg     MS.         160     6/1/37       8.50%       6,579,697
Hampton House Apartments         1996        Long Beach     MS.         128     8/1/37       8.50%       5,154,069
Heritage Place Apartments        1996        Senatobia      MS.          80    10/1/36      8.750%       3,132,948
Northwood Place Apartments       1993         Meridian      MS.         136     6/1/34       8.75%       4,467,120
Peachtree Business Center       1984-86       Atlanta       GA.           *       **            **              **
River Pointe Apartments          1997      Robinsonville    MS.         152     1/1/37      8.625%       5,964,335
Thicket Apartments               1989         Atlanta       GA.         254     7/1/03       9.04%       7,149,962
Trace Ridge Apartments           1996          Tupelo       MS.         136     7/1/36       8.50%       5,313,610
Windrush Apartments              1982         Atlanta       GA.         202     7/1/24       7.50%       6,207,341
                                                                     -------                           ------------
Total                                                                 1,520                             54,828,032


JOINT VENTURE PROPERTIES
Bradford Place Apartments        1995         Jackson       MS.         120     8/1/35        8.5%       5,080,206
Bradford Place II Apartments     1997         Jackson       MS.         120    11/1/37        8.4%       5,377,854
Cambridge Apartments             1994         Brandon       MS.         120     9/1/94       8.75%       4,362,940
The Landings Apartments          1996        Vicksburg      MS.         120     7/1/36       8.50%       5,638,728
Riverchase Apartments            1989         Jackson       MS.          72     6/1/07       8.22%       2,139,196
Riverchase II Apartments         1994         Jackson       MS.         120    11/1/34      8.125%       4,688,385
Riverchase III Apartments        1997         Jackson       MS.          88     7/1/37        8.0%       3,766,831
Southwind Apartments             1993         Richland      MS.          80     3/1/34       8.75%       2,763,784
Southwind II Apartments          1997         Richland      MS.         128     8/1/37        8.0%       5,164,405
                                                                     -------                           ------------
Total                                                                   968                             38,982,329

Total Trust and Joint
  Venture Properties                                                  2,488                            $93,810,361
                                                                     =======                           ============

*    Peachtree has approximately 75,000 square feet rentable space.

** Peachtree Business Center is collateral for a $2,000,000 line of credit. The interest rate on the line of credit is one percent over prime as posted in The Wall Street Journal, which was 9.50% at September 30, 2000 and the maturity date is April 30, 2001. The principal balance of the line of credit as of September 30, 2000 was $1,865,000.

CONCLUSION

     The best measure of share market value for any public company, is the currently traded price per share on the open market. Even when the trading market is thin, as in this instance, it is still indicative of the value that these shares would command if liquidation took place. The market price of Vinings stock has shown wide fluctuations during the past twelve month period, and therefore, we concluded that a fair valuation would be approximately $2.21 per share at this time.

     Although, Book Value or Net Asset Value, is not always a good measure for a public company, it is more appropriate for a real estate investment trust, than most other publicly owned companies. In this instance, after an allowance for accumulated depreciation, the net share value can be approximated at $3.25.

     Earnings per share and price earnings ratios, are not viable methods for estimating a share value for a real estate owning company, for the reasons stated. Cash flow and/or Adjusted Funds from Operations, is a much truer approximation. An analysis of comparable AFFO multiples, from other real estate investment trusts in Vinings' peer group, indicates that an appropriate fair market value based upon AFFO multiples, would be $3.25 per share.

     Finally, an estimate based upon net value of the underlying real estate owned by Vinings, is another excellent indication of the fair per share market value for the Vinings stock. In lieu of appraisals for each of the individual properties, a capitalized net operating income model, based upon the actual gross income for the latest verified twelve month period, again indicates that a value of $3.25 per share, is a fair estimate of true market value, at this time.

                              RONALD WHITMAN WEISS
                                 737 PARK AVENUE
                            NEW YORK, NEW YORK 10021
                                 (212) 535-2077

December 15, 2000

Board of Directors
Vinings Investment Properties Trust
2839 Paces Ferry Road, Suite 1170
Atlanta,Georgia 30339-5704

Gentlemen:

     You have requested our opinion as investment bankers, as to the fairness from a financial point of view, to Vinings Investment Properties Trust, as of the date hereof, of the value of the common shares of Vinings in a proposed tender offer or other transaction.

     In preparing this opinion, we have relied on and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available, and have not assumed any responsibility for independent verification of any such information. We have not conducted any physical inspection of all facilities or assets of Vinings, nor have we made or obtained any independent appraisals of any such facilities or assets.

     In preparing this opinion, we have relied on and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available, and have not assumed any responsibility for independent verification of any such information. We have not conducted any physical inspection of all of the facilities or assets of Vinings, nor have we made or obtained any independent appraisals of any such facilities or assets.

     In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following:

     1.   Certain  public  information  concerning  Vinings and contained in its
          Schedule 14A, Proxy Statement, dated June 9, 2000, and its Quarterly Report on form 10-Q, for the quarter ended September 30, 2000, and its Annual Report on form 10-K, for the fiscal year ended December 31, 1999;

     2. Certain historical and proforma financial and operating information, furnished by Vinings;

     3. Certain publicly available information concerning other companies and transactions which we deemed relevant;

     4. Discussed with management the current and historic operating result prospects;

     5.   Reviewed recent market price and dividend information;

     6.   Reviewed the financial statements of Vinings;

     7. Analyzed certain internal financial statements and forecasts prepared by Vinings;

     8. Any appraisals or estimates of value of individual or groups of property;

     9.   And   conducted   such  other   financial   studies,   analyses,   and
          investigations and interviews as we deemed  appropriate.

     We have held  discussions  and  interviewed  members of senior  management,
regarding  the  past,  current  and  future  projected   operations,   financial
conditions,  and future  prospects  for the  company.

     We have assumed that the financial projections prepared by management represent its best current judgment as to the future financial condition and result of operation of the company, and have assumed that the projections have been reasonably prepared based upon such current judgement. Further, we have assumed that management is unaware of any facts that would make such information incomplete or misleading. We have also taken into account our assessment of general economic market, and financial conditions and our experience in similar transactions.

     Our opinion, necessarily is based upon regulatory, economic, market, and other conditions as they exist, and the information made available to us, which we relied upon without independent verification, as of the date of this letter. Subsequent developments may affect this opinion, and we do not have any obligations to update, revise or reaffirm this opinion.

     As you are aware, Ronald Whitman Weiss (RWW) will receive a fee for its services in connection with rendering this opinion. In addition, Vinings has agreed to reimburse RAW for certain out of pocket expenses, and to indemnify RWW for certain liabilities which may arise from, among other things, the delivery and rendering of this opinion.

     This letter does not constitute a recommendation to any holder of Vinings stock and does not address the underlying business decisions of the Board of Directors.

     The information contained in this opinion may not be used for any other purpose, or reproduced, disseminated, quoted, referred to, or disclosed, or otherwise made available to, or relied upon by any other party, or for any other purpose, nor reference be made hereto, without the prior written consent of RWW, which will not be unreasonably withheld; provided, however, that although this opinion is solely for the use of the Board of Directors of Vinings, it is acknowledged that such opinion may be included in filings required by the Securities and Exchange Commission and such other regulatory agencies which must approve of the transaction, if any.

     Based upon and subject to the foregoing, it is our opinion as investment bankers, as of the date hereof, that the values and conclusions herein are fair, from a financial point of view.

                                     Very truly yours,

                                     /s/ Ronald Whitman Weiss
                                     -------------------------
                                     Ronald Whitman Weiss

Ronald Whitman Weiss has spent his career in real estate finance, investment banking and as a senior real estate analyst at major Wall Street firms. Prior to becoming portfolio manager and investment advisor, Mr. Weiss was Senior Vice President and Senior REIT Analyst at First Albany Corporation. At Shearson Lehman Brothers, and predecessor firms, he was founder, Chairman and CEO of Shearson Lehman Real Estate Corporation, Managing Director & Executive Vice President of Shearson Lehman Brothers, Inc., as well as a member of the Board of Directors of 34 Shearson Lehman subsidiary companies. He received a Bachelor of Science in Economics from the Wharton School of The University of Pennsylvania and a Juris Doctorate degree from the Columbia University School of Law. He is a Registered Principal, with the National Association of Securities Dealers and admitted to practice law before the New York State Bar.

Ronald Whitman Weiss
737 Park Avenue
New York, NY 10021
(212) 535-2077